                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE
                             ----------------------


          This Supplemental Indenture, dated as of July 21, 1998 (this "Supplemental Indenture" or "Guarantee"), among Bertucci's, Inc., Bertucci's Restaurant Corp., Bertucci's of Ann Arundel County, Inc., Bertucci's of Columbia, Inc., Bertucci's of Baltimore County, Inc., Bertucci's of Bel Air, Inc., Bertucci's of White Marsh, Inc., Berestco, Inc., Bertucci's Securities Corp. and Sal & Vinnie's Sicilian Steakhouse, Inc. (the "Subsidiary Guarantors"), NE Restaurant Company (together with its successors and assigns, the "Company") and United States Trust Company of New York, as Trustee under the Indenture referred to below (the "Trustee").



                              W I T N E S S E T H:


          WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of July 20, 1998 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $100.0 million of 10 3/4% Senior Notes due 2008 of the Company (the "Securities");


          WHEREAS, Section 3.12 of the Indenture provides that the Company is
                   ------------
required to cause each Restricted Subsidiary created or acquired by the Company to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Securities and all other payment obligations under the Indenture on a senior unsecured basis; and


          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the
                               -----------
Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;


          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:


                                   ARTICLE I


                                  Definitions
                                  -----------


          SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture,
                       -------------
terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                  ARTICLE II


                                   Guarantee
                                   ---------


          SECTION 2.1  Guarantee.  Each Subsidiary Guarantor hereby fully,
                       ---------
unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other amounts payable under the Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article II notwithstanding any extension or
                                ----------
renewal of any Obligation.


          Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.


          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.


          The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Subsidiary Guarantor or would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.


          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).


          Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purposes of its Subsidiary Guarantee.


          Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.


          SECTION 2.2  Limitation on Liability; Termination, Release and
                       -------------------------------------------------
Discharge.  The obligations of each Subsidiary Guarantor hereunder will be
---------
limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture or as set forth below, result in the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.


          Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with each Subsidiary Guarantor). Upon the sale or disposition of each Subsidiary
Guarantor (by merger, consolidation, the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of each Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including
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                                                                               4

Section 3.7), each Subsidiary Guarantor shall be deemed released from all its
-----------
obligations under the Indenture and this Subsidiary Guarantee and this Subsidiary Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of each Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.


          SECTION 2.3  Right of Contribution.  Each Subsidiary Guarantor hereby
                       ----------------------
agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 3.5 of the Indenture. The provisions of this Section 2.3
              -----------                                           -----------
shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by each Subsidiary Guarantor hereunder.


          SECTION 2.4  No Subrogation.  Notwithstanding any payment or payments
                       --------------
made by each Subsidiary Guarantor hereunder, each Subsidiary Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall each Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by each Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to each Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by each Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of each Subsidiary Guarantor, and shall, forthwith upon receipt by each Subsidiary Guarantor, be turned over to the Trustee in the exact form received by each Subsidiary Guarantor (duly indorsed by each Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.


          SECTION  2.5  Execution and Delivery of Subsidiary Guarantee.  To
                        ----------------------------------------------
further evidence the Subsidiary Guarantees set forth in Section 2.1, each
                                                        -----------
Subsidiary Guarantor hereby agrees that a notation of its Subsidiary Guarantee, substantially in the form of Exhibit D to the Indenture, shall be endorsed on each Security authenticated and delivered by the Trustee. The Subsidiary Guarantee of any Subsidiary Guarantor shall be executed on behalf of such Subsidiary Guarantor by either manual or facsimile signature of an Officer of such Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 2.1 shall remain in full force and effect
                       -----------
notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.


          If an Officer of a Subsidiary Guarantor whose signature is on this Supplemental Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Security shall nevertheless be valid.


          The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of any Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of each Subsidiary Guarantor.



                                  ARTICLE III


                                 Miscellaneous
                                 -------------


          SECTION 3.1  Notices.  All notices and other communications pertaining
                       -------
to this Guarantee or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid (a) if to each Subsidiary Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company, and (b) if to the Holders or the Trustee, as provided in the Indenture. Each Subsidiary Guarantor by notice to the Trustee may designate additional or different addresses for subsequent notices to or communications with each Subsidiary Guarantor.


          SECTION 3.2  Parties.  Nothing expressed or mentioned in this
                       -------
Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Subsidiary Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.


          SECTION 3.3  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE AND THE
                       -------------
SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


          SECTION 3.4  Severability Clause.  In case any provision in this
                       -------------------
Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.


          SECTION 3.5  Waivers and Remedies.  Neither a failure nor a delay on
                       --------------------
the part of the Holders or the Trustee in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Guarantee or at law, in equity, by statute or otherwise.


          SECTION 3.6  Successors and Assigns.  Subject to Section 2.2 hereof,
                       ----------------------              -----------
(a) this Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor, the Trustee, any other parties hereto, the Holders and their respective successors and assigns and (b) in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee and the Indenture.


          SECTION 3.7  Modification, etc.  Subject to the provisions of, and
                       ------------------
except as otherwise provided in, Article IX of the Indenture (including without
                                 ----------
limitation Sections 9.1 and 9.2 thereof), no modification, amendment or waiver
           ------------     ---
of any provision of this Guarantee, nor the consent to any departure by each Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Trustee (with the consent of the Holders of at least a majority of the then outstanding Securities if required by

Section 9.2 of the Indenture) and then such waiver or consent shall be effective
-----------
only in the specific instance and for the purpose for which it was given. No notice to or demand on each Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.


          SECTION 3.8  Entire Agreement.  This Guarantee is intended by the
                       ----------------
parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, supersedes all prior agreements and understandings between the parties with respect to such subject matter.


          SECTION 3.9  Ratification of Indenture; Supplemental Indentures Part
                       -------------------------------------------------------
of Indenture.  Except as expressly amended hereby, the Indenture is in all
------------
respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. Furthermore, each Subsidiary Guarantor that is a party hereto hereby assumes any and all obligations of a Subsidiary Guarantor set forth in the Indenture, whether or not such obligations are expressly specified in this Supplemental Indenture.

          SECTION 3.10  Counterparts.  The parties hereto may sign one or more
                        ------------
copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.


          SECTION 3.11  Headings.  The headings of the Articles and the sections
                        --------
in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.


          SECTION 3.12  The Trustee.  The Trustee shall not be responsible in
                        -----------
any manner whatsoever for or in respect of the validity or sufficiency of this Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and each Subsidiary Guarantor.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.



                                NE RESTAURANT COMPANY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S RESTAURANT CORP.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF ANN ARUNDEL COUNTY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President

                                BERTUCCI'S OF COLUMBIA, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF BALTIMORE COUNTY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF BEL AIR, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF WHITE MARSH, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERESTCO, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President

                                BERTUCCI'S SECURITIES CORP.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                SAL & VINNIE'S SICILIAN STEAKHOUSE, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                UNITED STATES TRUST COMPANY OF
                                NEW YORK,
                                as Trustee

                                By /s/ James Nesci
                                  -----------------------------
                                  Name: James Nesci
                                  Title: Assistant Vice President